UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 24, 2007

CF Industries Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-32597	20-2697511
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Parkway North, Suite 400		60015
Deerfield, IL		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (847) 405-2400

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of October 24, 2007, the Board of Directors of CF Industries Holdings, Inc. (the “Company”) approved an amendment to Article V, Section 4 of the Company’s Amended and Restated By-Laws to facilitate the transfer of uncertificated shares of the Company’s common stock.

Item 5.05               Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On October 24, 2007, the Company amended its Code of Corporate Conduct to extend the end date of the quarterly “windows” during which directors and officers of the Company are permitted to purchase or sell the Company’s securities from the twelfth business day following the public announcement of the Company’s earnings for the preceding quarter to the twenty-second business day following such announcement.

A copy of the amended Code of Corporate Conduct is available at www.cfindustries.com.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description of Exhibit

3.1	Amended and Restated By-Laws of CF Industries Holdings, Inc., as amended through October 24, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2007	CF INDUSTRIES HOLDINGS, INC.

	By:	/s/	Douglas C. Barnard
		Name:	Douglas C. Barnard
		Title:	Vice President, General Counsel,
and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated By-Laws of CF Industries Holdings, Inc., as amended through October 24, 2007.